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Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
CARBON ENERGY CORPORATION
PURSUANT TO 18 U.S.C. SECTION 1350

1.
I, Patrick R. McDonald, Chief Executive Officer of Carbon Energy Corporation (the "Company"), hereby certify to the best of knowledge that the accompanying report on Form 10-Q for the quarterly period ending June 30, 2003 and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Report") by the Company fully complies with the requirements of that section.

2.
I further certify to the best of my knowledge that the information contained in the Report fairly presents, in all material aspects, the financial condition and result of operations of the Company.

By:	/s/ PATRICK R. MCDONALD
Name:	Patrick R. McDonald
Date:	September 15, 2003

        The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, Unites States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.

        A signed original of this written statement required by Section 906 has been provided to Carbon Energy Corporation and will be retained by Carbon Energy Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.1